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                                                            EXHIBIT (e)(1)(xvii)

                              DELAWARE POOLED TRUST
                               ADOPTION AGREEMENT
                      (Relating to Distribution Agreements)


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         This Adoption Agreement (the "Agreement") made as of December 15, 1999 by and between Delaware Pooled Trust, a Delaware Business Trust (the "Trust"), on behalf of each of its series (each, a "Series"), and Delaware Distributors, L.P. ("DDLP"), a Delaware limited partnership.

                                    RECITALS:

         WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended; and

         WHEREAS, the Trust is the successor to Delaware Pooled Trust, Inc. (the "Predecessor Corporation") and, on behalf of each Series, intends to adopt the Distribution Agreement applicable to the corresponding series (the "Predecessor Series") of the Predecessor Corporation.

         WHEREAS, the Distribution Agreements in effect between the Predecessor Corporation, on behalf of the Predecessor Series, and DDLP are set forth in Schedule A to this Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

1. Each Distribution Agreement previously in effect between the Predecessor Corporation, on behalf of a Predecessor Series, and DDLP is hereby adopted in its entirety by the Trust on behalf of the corresponding Series, except that all references to the Predecessor Corporation shall be replaced with references to the Trust and all references to the Predecessor Series shall be replaced with references to the corresponding Series.


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2.       Each Distribution Agreement shall continue in full force and effect as set forth therein for the remainder of its term.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                      DELAWARE POOLED TRUST


                                      By: /s/David K. Downes
                                      Name:    David K. Downes
                                      Title:   President


                                      DELAWARE DISTRIBUTORS, L.P.

                                      By:      Delaware Distributors, Inc., its
                                               General Partner


                                      By: /s/J. Chris Meyer
                                      Name:    J. Chris Meyer
                                      Title:   Senior Vice President












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                              DELAWARE POOLED TRUST
                               ADOPTION AGREEMENT
                      (Relating to Distribution Agreements)
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                                   SCHEDULE A


A. Distribution Agreement dated as of 4/3/95 between Delaware Pooled Trust, Inc., ("Pooled") on behalf of Mid-Cap Growth Equity Portfolio, and Delaware Distributors, L.P. ("DDLP")

B. Distribution Agreement dated as of 4/3/95 between Pooled, on behalf of Large-Cap Value Equity Portfolio, and DDLP

C. Distribution Agreement dated as of 4/3/95 between Pooled, on behalf of International Equity Portfolio, and DDLP

D. Distribution Agreement dated as of 11/29/95 between Pooled, on behalf of Labor Select International Equity Portfolio, and DDLP

E. Distribution Agreement dated as of 4/3/95 between Pooled, on behalf of International Fixed Income Portfolio, and DDLP

F. Distribution Agreement dated as of 4/3/95 between Pooled, on behalf of Global Fixed Income Portfolio, and DDLP

G. Distribution Agreement dated as of 10/14/97 between Pooled, on behalf of Global Equity Portfolio, and DDLP

H. Distribution Agreement dated as of 11/29/95 between Pooled, on behalf of High-Yield Bond Portfolio, and DDLP

I. Distribution Agreement dated as of 4/14/97 between Pooled, on behalf of Emerging Markets, and DDLP

J. Distribution Agreement dated as of 10/14/97 between Pooled, on behalf of Real Estate Investment Trust Portfolio, and DDLP

K. Distribution Agreement dated as of 10/14/97 between Pooled, on behalf of Real Estate Investment Trust Portfolio II, and DDLP

L. Distribution Agreement dated as of 4/3/95 between Pooled, on behalf of Intermediate Fixed Income Portfolio, and DDLP

M. Distribution Agreement dated as of 6/29/99 between Pooled, on behalf of Balanced Portfolio, and DDLP
                                                                     Page 3 of 4

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N.   Distribution Agreement dated as of 6/29/99 between Pooled, on behalf of
     Equity Income Portfolio, and DDLP

O. Distribution Agreement dated as of 12/24/97 between Pooled, on behalf of Aggregate Fixed Income Portfolio, and DDLP

P. Distribution Agreement dated as of 8/31/98 between Pooled, on behalf of Small-Cap Growth Equity Portfolio, and DDLP

Q. Distribution Agreement dated as of 12/24/97 between Pooled, on behalf of Diversified Core Fixed Income Portfolio, and DDLP

R. Distribution Agreement dated as of 8/31/98 between Pooled, on behalf of Core Equity Portfolio, and DDLP

S. Distribution Agreement dated as of 3/1/99 between Pooled, on behalf of Small-Cap Value Equity Portfolio, and DDLP

T. Distribution Agreement dated as of 6/29/99 between Pooled, on behalf of Select Equity Portfolio, and DDLP

U. Distribution Agreement dated as of 11/29/95 between Pooled, on behalf of Mid-Cap Value Equity Portfolio, and DDLP

V. Distribution Agreement dated as of 6/29/99 between Pooled, on behalf of International Small-Cap Portfolio, and DDLP

W. Distribution Agreement dated as of 11/15/99 between Pooled, on behalf of International Large-Cap Equity Portfolio, and DDLP






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